Exhibit 10.31
ADVANCED DRAINAGE SYSTEMS, INC.
4024 Green Stripe Lane
Hilliard, OH 43026

Performance Unit Award Notice and Award Agreement (“Award Agreement”)

PART I

            Award Number: 202[ ]-1
Name of Participant                    Plan:        2017 Omnibus Incentive Plan

Address	City	Province	Postal Code

Effective _________ (“Award Date”), you have been granted a Performance Unit Award of «Perf_Units» target units for «Perf_Units» target shares (“Awarded Performance RSUs”) of ADVANCED DRAINAGE SYSTEMS, INC. (the “Company”) common stock, par value $0.01 per share (“Shares”), as further specified in Appendix A of this Award Agreement (including upward and downward adjustments to the amount of Awarded Performance RSUs). These Awarded Performance RSUs are restricted, and not settled in Shares, until both the Service Condition and the Performance Condition are satisfied.
The Service Condition and the Performance Condition will be determined as of the date below with respect to the Awarded Performance RSUs:

Number of Awarded Performance RSUs	Vesting Date
__________

For absolute certainty, by accepting and executing this Award Agreement, you specifically represent, warrant and acknowledge that you have read and understood the terms and conditions set out in Section 2(e) of the attached Part II (“General Terms and Conditions”) which (i) states “you will have no entitlement to damages or other compensation whatsoever arising from, in lieu of, or related to not receiving, any Awarded Performance RSUs, Shares, or any Dividend Equivalents which would have vested, been granted, been issued, or become payable after your Termination of Service Date, including but not limited to damages in lieu of notice of termination at civil or common law and you waive your rights to any such entitlements”; and (ii) has the effect that no period of contractual or civil or common law reasonable notice of termination [For all provinces except Québec: that exceeds your minimum statutory notice of termination period under applicable employment standards legislation (if any),] shall be used for the purposes of calculating your entitlement under this Award Agreement and/or the Plan. By accepting and executing this Award Agreement, you further waive any eligibility to receive damages or payment in lieu of any forfeited Awarded Performance RSUs, Shares, or Dividend Equivalents under this Award Agreement and/or the Plan that would have vested, accrued, or become exercisable, issued, or payable during any contractual or civil or common law reasonable notice of termination period [For all provinces except Québec: that exceeds your minimum statutory notice of termination period under the applicable employment standards legislation (if any)].

Exhibit 10.31

By your signature and the Company’s signature below, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and the Award Agreement (including PART I and PART II), all of which are made a part of this document. By your signature, you further agree that your execution of this Award Agreement is done freely and voluntarily, without inducement or duress, having had an opportunity to review, make inquiries, and seek independent legal advice as to the terms and conditions of the Plan and this Award Agreement.

[For Québec only: OPTION 1: After having read the French version of this Award Agreement, I confirm my express wish to be bound only by the present English version of this Award Agreement and documents referred to herein. Après avoir pris connaissance de la version française de cette Convention d’octroi, je confirme ma volonté expresse d’être lié(e) seulement par la présente version anglaise de cette Convention d’octroi et des documents auxquels elle fait référence. OPTION 2: By entering into this Award Agreement, I acknowledge and agree that the terms and conditions of this Award Agreement were negotiated or negotiable, and that I expressly requested and am satisfied that this Award Agreement and documents referred to herein be drawn up only in English. En signant la présente Convention d’octroi, je reconnais et conviens que les termes et conditions de la présente Convention d’octroi ont été négociés ou étaient négociables, et que j’ai expressément requis et je suis satisfait(e) que la présente Convention d’octroi actions et les documents auxquels elle fait référence soient rédigés uniquement en anglais.]

ADVANCED DRAINAGE SYSTEMS, INC.

Signature: ________________________________________        Date: __________
Print Name:
Title:

PARTICIPANT

Signature: ________________________________________        Date: ______________________________
Print Name:

Exhibit 10.31
PART II

General Terms and Conditions

Section 1.General Terms.
(a)Size and Type of Award. The Restricted Stock Units for Shares covered by this Award (the “Awarded Performance RSUs”) are listed in Part I of this Award Agreement (“Award Notice”), and are subject to all of the terms and conditions of the Advanced Drainage Systems, Inc. 2017 Omnibus Incentive Plan (the “Plan”).
(b)409A Compliance. It is intended that the Awarded Performance RSUs granted pursuant to this Award Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other guidance promulgated thereunder (“Section 409A”), and all provisions of this Award Agreement shall be construed, interpreted, and administered in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. It is further intended that all payments related to, or settlements of, the Awarded Performance RSUs hereunder qualify for the “short-term deferral” exception under Section 409A.
(c)Employment. Your employment with the Company and/or its subsidiaries constitutes adequate consideration for the issuance of the Shares to you having a value at least equal to the par value of the Shares, but the vesting conditions described below will nevertheless determine your right to acquire unrestricted ownership of the Shares to be issued upon settlement of vested Awarded Performance RSUs.
Section 2.Vesting.
(a)Vesting Date. The vesting date (the “Vesting Date”) for your Awarded Performance RSUs is specified in the Award Notice. On the Vesting Date, subject to the provisions of this Award Agreement (including Section 2(b) below), you will obtain the Shares to be issued upon settlement of your Awarded Performance RSUs. Notwithstanding anything to the contrary herein or in the Plan, the Vesting Date shall be no later than the day that is three (3) years after the last day of the calendar year in which the performance of your employment services for which your Awarded Performance RSUs are granted first occurred.
(b)Vesting Conditions. There are two conditions you must satisfy before your Awarded Performance RSUs will vest:
(i)     You must, except as otherwise provided herein, remain Actively Employed from the Award Date through the Vesting Date (the “Service Condition”); and
(ii)     Any Performance Goal(s) specified in Appendix A of this Award Agreement must be met as of the end of the Performance Period as determined by the Committee in accordance with the terms of the Plan (the “Performance Condition”).

(c)Forfeitures. Except as otherwise provided herein, if you cease to be Actively Employed with the Company and/or its subsidiaries prior to a Vesting Date, you will forfeit any Awarded Performance RSUs that are scheduled to vest on or after the Termination of Service Date. When you forfeit Awarded Performance RSUs, all of your interest in the unvested Awarded Performance RSUs will be automatically canceled without consideration.
(d)Death or Disability; Termination without Cause. If your Active Employment with the Company and/or its subsidiaries ends due to death or Disability, all of the Awarded Performance RSUs not previously vested or forfeited will vest on the Termination of Service Date. In addition, if your Active Employment with the Company and/or its subsidiaries ends as a result of a termination by the Company other than for “Cause”, then the Committee may, in its discretion, vest, on the Termination of Service Date, Awarded Performance RSUs not previously vested or forfeited.
(e)Waiver of Civil Law and Common Law Damages. For certainty, you will have no entitlement to damages or other compensation whatsoever arising from, in lieu of, or related to not receiving, any Awarded Performance RSUs, Shares, or any Dividend Equivalents which would have vested, been granted, been issued, or become payable after your Termination of Service Date, including but not limited to damages in lieu of notice of termination at civil or common law and you waive your rights to any such entitlements.

Exhibit 10.31
Section 3.Definitions. For the purposes of this Award Agreement, the following terms shall have the respective meanings specified below and, where applicable, shall amend and replace such terms in the Plan.
(a)“Active Employment” or “Actively Employed” [For Québec only: (i) means the period during which you perform work for the Company and/or any of its subsidiaries, which shall be deemed to include any period of vacation, disability, or other leave permitted by legislation, (ii) but shall be deemed to exclude any period that follows or ought to have followed, your last day of performing work for the Company and/or any of its subsidiaries (including any period of vacation, disability, or other leave permitted by legislation), whether that period is one of deemed employment, of notice of termination of employment, of notice of resignation, or corresponding to payment in lieu of notice of termination or resignation, that is given or ought to have been given pursuant to any applicable law, employment agreement or contract or further to a judgment rendered by a tribunal of competent jurisdiction.] [For all provinces except Québec: means the period during which you perform work for the Company and/or any of its subsidiaries, and shall be deemed to include, as applicable, (i) any period of vacation, disability, or other leave permitted by legislation, and (ii) any period constituting the minimum notice of termination that is required to be provided to an employee pursuant to applicable employment standards legislation (if any). For certainty, “Active Employment” or “Actively Employed” shall be deemed to exclude any other period that follows or ought to have followed, as applicable, the later of (i) the end of the minimum notice of termination period that is required to be provided to an employee pursuant to applicable employment standards legislation (if any), or (ii) your last day of performing work for the Company and/or any of its subsidiaries (including any period of vacation, disability, or other leave permitted by legislation) whether that period arises from a contractual or common law right.]
(b)“Cause” (i) has the meaning attributed to such term in your employment agreement with the Company and/or any of its subsidiaries, to the extent you are party to a written employment agreement with the Company and/or any of its subsidiaries which includes an enforceable contractual termination provision and in which “Cause” is defined, or (ii) in all other circumstances means: (A) if you are employed in the Province of Ontario, any wilful misconduct, disobedience or wilful neglect of duty by you that is not trivial and has not been condoned by the Company and/or any of its subsidiaries; or (B) if you are employed in any other Province, any of the following: (1) a material breach by you of any of your contractual obligations concerning your employment or any written policies and procedures of the Company and/or any of its subsidiaries; (2) gross negligence, serious misconduct, or a material failure in connection with the discharge of duties or otherwise relating to your employment (including insubordinate, harassing or insulting behaviour); (iii) your conviction on any charge involving moral turpitude; or (iv) any act or omission which would in law permit an employer to, without notice or payment in lieu of notice, terminate the employment of an employee.
(c)“Disability” has the meaning attributed thereto in your written employment agreement with the Company and/or any of its subsidiaries and if there is no such defined term, means your inability to substantially fulfil your duties or services on behalf of the Company or any of its subsidiaries as a result of illness or injury for a continuous period of nine (9) months or more or for an aggregate period of twelve (12) months or more during any consecutive twenty-four (24) month period, despite the provision of reasonable accommodations by the Company and/or any of its subsidiaries, as applicable.
(d)“Termination of Service Date” means the last day of your Active Employment, whether such day is selected by agreement with you, or unilaterally by you or the Company and/or any of its subsidiaries, and whether with or without advance notice to you.
(e)Application of Clawback Policy. Notwithstanding anything in this Award Agreement to the contrary, the Awarded Performance RSUs and any related Shares and/or Dividend Equivalents shall be subject to adjustment and/or recovery, in whole or in part, following the date on which they become vested and payable if and to the extent (i) required by any applicable law, rule or regulation or (ii) provided under the terms of any clawback policy or other policy of similar import adopted by the Company and in effect on the date the Awarded Performance RSUs or Shares or Dividend Equivalents, as applicable, become vested and payable.
Section 4.Settlement. As soon as reasonably practicable after any of the Awarded Performance RSUs vest and no later than the earlier of either (i) March 15th of the calendar year following the calendar year in which the Awarded Performance RSUs vest pursuant to Section 2 of Part II of this Award Agreement or (ii) the day that is three (3) years after the last day of the calendar year in which the performance of your employment services for your Awarded Performance RSUs are granted first occurred, the Company shall, subject to the provisions of this Award Agreement, issue and deliver to you the Shares to be issued upon settlement of such vested Awarded Performance RSUs.
Section 5.Voting and Other Rights. Except with respect to the Shares issued and delivered to you upon settlement of vested Awarded Performance RSUs, (a) you will not have the right to vote, or direct the voting of,

Exhibit 10.31
Awarded Performance RSUs, (b) you will not have any other rights of a stockholder (other than the right to Dividend Equivalents as described below) and (c) you will not obtain ownership of the Shares for tax or other purposes. Notwithstanding the foregoing, upon the issuance and delivery to you of the Shares to be issued upon settlement of vested Awarded Performance RSUs, you shall be entitled to receive Dividend Equivalents (within the meaning of, and in accordance with, Section 13.6 of the Plan), which shall be settled in Shares.
Section 6.No Right to Continued Service. Nothing in this Award Agreement, or any action of the Board or Committee with respect to this Award Agreement, shall be held or construed to confer upon you any right to a continuation of service by the Company and/or its subsidiaries. You may be dismissed or otherwise dealt with as though this Award Agreement had not been entered into.
Section 7.Representations and Warranties. You represent and warrant that:
(a)You understand that your participation in the Plan and acceptance of the Awarded Performance RSUs is voluntary and you are under no obligation to participate in the Plan or to accept any Awarded Performance RSUs under the Plan;
(b)You have not been induced to participate in the Plan by expectation of service, engagement, appointment, employment, continued service, continued engagement, continued appointment, or continued employment, as applicable, with the Company or any of its subsidiaries;
(c)You understand that the grant of the Awarded Performance RSUs does not create any contractual or other right or expectation to receive any additional grant(s) of Awarded Performance RSUs or similar awards or benefits in lieu of similar awards including without limitation during any civil or common law period of reasonable notice of termination to which you may be entitled, even if you have been repeatedly awarded grants of Awarded Performance RSUs;
(d)You understand that Awarded Performance RSUs, Shares, or any Dividend Equivalents, do not form a normal, integral, or expected part of your compensation from employment and will not be counted for any purpose including relating to the calculation of any overtime, severance, resignation, redundancy or end of service payments, or any long-service awards, bonuses, pension or retirement income or similar payments, and you waive any claim on such basis;
(e)You understand that there is no promise of a particular monetary value associated with the vesting or payment of any Awarded Performance RSUs, Shares, or any Dividend Equivalents; and
(f)You understand that the Awarded Performance RSUs, Shares or any Dividend Equivalents, are not compensation for services rendered and are an extraordinary item of compensation, for the sole purpose of employee retention, that are outside the scope of your employment or service agreement, as applicable, whether written or oral, and nothing can or must automatically be inferred from the granting of such Awarded Performance RSUs pursuant to this Award Agreement (or any future grants).
Section 8.Taxes. Where you or any other person is entitled to receive the Shares to be issued upon settlement of vested Awarded Performance RSUs pursuant to this Award Agreement, the Company shall have the right to require you or such other person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld. Section 14.2 of the Plan is incorporated by reference herein.
Section 9.Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:
If to the Participant, to the Participant’s address as shown in the Company’s records.

Exhibit 10.31
If to the Committee:

Advanced Drainage Systems, Inc.
4024 Green Stripe Lane
Hilliard, OH 43026
Attention: Compensation Committee and Corporate Secretary

Section 10.Restrictions on Transfer. The Awarded Performance RSUs granted hereunder shall not be subject in any manner to anticipation, alienation or assignment, nor shall such Award be liable for, or subject to, debts, contracts, liabilities, engagements or torts, nor shall it be transferable by the Participant other than by will or by the laws of descent and distribution or as otherwise permitted by the Plan.
Section 11.Successors and Assigns. This Award Agreement shall enure to the benefit of and shall be binding upon the Company and you and their respective heirs, successors and assigns.
Section 12.Construction of Language. Whenever appropriate in this Award Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Award Agreement, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.
Section 13.Governing Law. This Award Agreement shall be construed, administered and enforced according to the laws of the State of Ohio without giving effect to the conflict of law principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts having jurisdiction in Franklin County, Ohio shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting the Award granted under this Award Agreement, you, and any other person claiming any rights under this Award Agreement, agrees to submit himself or herself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
Section 14.Amendment. This Award Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and you.
Section 15.Plan Provisions Control. This Award Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Award Agreement, the terms of the Plan, which are incorporated herein by reference, shall control except as expressly amended or overridden in this Award Agreement. By signing this Award Agreement, you acknowledge receipt of a copy of the Plan. You acknowledge that you may not and will not rely on any statement of account or other communication or document issued in connection with the Award other than the Plan, this Award Agreement, or any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Award Agreement.
Section 16.Execution of Executive Responsibility Agreement. The grant of the Awarded Performance RSUs pursuant to this Award Agreement is contingent upon the execution by you, the Participant, of an Executive Responsibility Agreement with the Company in form and substance satisfactory to the President of the Company, if such an Executive Responsibility Agreement has not already been executed and delivered to the Company.

Exhibit 10.31
Appendix A to Performance Unit Award Notice and Award Agreement
[Insert Performance Condition(s) as determined by the Committee, including Performance Period and Performance Goal(s) to be achieved during Performance Period]